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                                                                    Exhibit 10.6

                                    AMENDMENT

                                       TO

               EMPLOYMENT AGREEMENT DATED AS OF SEPTEMBER 13, 2002

         THIS AMENDMENT ("Amendment") to the Employment Agreement by and between Legato Systems, Inc., a Delaware corporation (the "Corporation"), and Andrew J. Brown (the "Executive"), is made as of this 16th day of September, 2002.

         WHEREAS, the Corporation and the Executive entered into an Employment Agreement dated as of September 13, 2002 (the "Employment Agreement");

         WHEREAS, Section 28 of the Employment Agreement provides that the Employment Agreement may only be amended by a written instrument signed by the Executive and an authorized officer of the Corporation; and

         WHEREAS, the Corporation and the Executive now wish to amend certain provisions in the Employment Agreement, in order to provide the Executive with an additional time period to exercise his option to purchase shares of the common stock of the Corporation following the involuntary termination of his employment, among other things.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Amendment and of other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. The definition of "Involuntary Termination" in Part One of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

         Involuntary Termination means (i) the Corporation's termination of the Executive's employment for any reason other than a Termination for Cause, or
(ii) the Executive's voluntary resignation within one hundred eighty (180) days following (A) a material reduction in the scope of his duties and responsibilities or the level of management to which he reports, (B) a reduction in the aggregate dollar amount of his base salary and Target Bonus by more than fifteen percent (15%), (C) a relocation of his principal place of employment to a location that is more than fifty (50) miles from his then primary place of residence, or (D) a material breach by the Corporation of any of its obligations under this Agreement and the failure of the Corporation to cure such breach within sixty (60) days after receipt of written notice from the Executive in which the actions or omissions constituting such material breach are specified.

         An Involuntary Termination shall not include the termination of Executive's employment by reason of death or Incapacity.

         2. Part Three, Paragraph 13 (d) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

         Extension of Exercise Period. For each outstanding Option (i) which is granted the Executive on or after September 13, 2002 or (ii) which is outstanding on that date and is not otherwise listed as an excluded Option on attached Schedule I, the Executive shall have until the earlier of (i) the expiration of the twenty-four (24)-month period measured from the date of his Involuntary Termination, or (ii) the expiration date of the option term in which to exercise that Option. To the extent the exercise period of any existing Option which is an incentive stock option under the federal income tax laws is so extended, that Option shall be deemed to be regranted on the date of this Agreement and may accordingly fail to retain

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such incentive stock option status by reason of the One Hundred Thousand Dollar
($100,000) limit on the initial exercisability of incentive stock options per calendar year or because the exercise price of that Option is below the Fair Market Value of the Common Stock on September 13, 2002. Accordingly, if the Option does lose such incentive stock option status, the Executive shall recognize immediate taxable income upon the subsequent exercise of that Option in an amount equal to the Fair Market Value of the purchased shares less the exercise price paid for those shares, and the Executive will have to satisfy all applicable income and employment withholding taxes at the time of such exercise. To the extent any such Option does retain its incentive stock option status, the Executive shall not be entitled to long-term capital gain treatment upon the subsequent sale of any shares purchased under that Option unless such sale occurs more than two (2) years after the deemed September 13, 2002, regrant date of that Option and more than one (1) year after the date such Option is exercised for those shares.

         3. Part Four, Paragraph 16 (c) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

         Extension of Exercise Period. For each outstanding Option (i) which is granted the Executive on or after September 13, 2002, or (ii) which is outstanding on that date and is not otherwise listed as an excluded Option on attached Schedule I, the Executive shall have until the earlier of (i) the expiration of the twenty-four (24)-month period measured from the date of his Involuntary Termination, or (ii) the expiration date of the option term in which to exercise that Option. To the extent the exercise period of any existing Option which is an incentive stock option under the federal income tax laws is so extended, that Option shall be deemed to be regranted on the date of this Agreement and may accordingly fail to retain such incentive stock option status by reason of the One Hundred Thousand Dollar ($100,000) limit on the initial exercisability of incentive stock options per calendar year or because the exercise price of that Option is below the Fair Market Value of the Common Stock on September 13, 2002. Accordingly, if the Option does lose such incentive stock option status, the Executive shall recognize immediate taxable income upon the subsequent exercise of that Option in an amount equal to the Fair Market Value of the purchased shares less the exercise price paid for those shares, and the Executive will have to satisfy all applicable income and employment withholding taxes at the time of such exercise. To the extent any such Option does retain its incentive stock option status, the Executive shall not be entitled to long-term capital gain treatment upon the subsequent sale of any shares purchased under that Option unless such sale occurs more than two (2) years after the deemed September 13, 2002, regrant date of that Option and more than one (1) year after the date such Option is exercised for those shares.

         4. Schedule I to the Employment Agreement is hereby amended and restated in its entirety to read as follows:

                            LIST OF EXCLUDED OPTIONS

         The following Options currently held by the Executive shall not be modified pursuant to Paragraph 13(d) or Paragraph 16(e) of the Agreement to provide the extended twenty-four (24) month exercise period following the date of his Involuntary Termination. Accordingly, for each of the Options listed below, the Executive shall continue to have only until the earlier of (i) the expiration of the option term or (ii) the end of the period specified in the applicable stock option agreement for which that Option is to remain exercisable following the date of his termination of employment with the Corporation, including an Involuntary Termination, in which to exercise such Option.

       Grant Date        Number of Option Shares           Exercise Price
       ----------        -----------------------           --------------

         5. Except as expressly set forth herein, all of the terms and provisions of the Employment Agreement shall remain unmodified and in full force and effect, and the Employment Agreement shall be read together and construed with the applicable sections of this Amendment.

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         6.  This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         7. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Employment Agreement.

         8. The provisions of this Amendment shall be construed and interpreted under the laws of the State of California applicable to agreements executed and wholly performed within the State of California. If any provision of this Amendment as applied to any party or to any circumstance should be adjudged by a court of competent jurisdiction to be void or unenforceable for any reason, the invalidity of that provision shall in no way affect (to the maximum extent permissible by law) the application of such provision under circumstances different from those adjudicated by the court, the application of any other provision of this Amendment, or the enforceability or invalidity of this Amendment as a whole. Should any provision of this Amendment become or be deemed invalid, illegal or unenforceable in any jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision will be stricken, and the remainder of this Amendment shall continue in full force and effect.

         9. This Amendment, together with the Employment Agreement as amended hereby, shall supercede and replace any prior agreement between the Corporation and the Executive relating to the subject matter hereof.

             IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year written above.


                                      LEGATO SYSTEMS, INC.

                                      By:    /s/ George I. Purnell
                                           ------------------------------

                                      Title: Vice President, Human Resources &
                                             Chief Learning Officer

                                        /s/ Andy Brown
                                      -----------------------------------
                                      ANDRW J. BROWN

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